Exhibit 99.1

Covetrus Names Benjamin Wolin Chief Executive Officer, Announces Fourth Quarter and Full Year 2019 Financial Results

•	Board of directors announces acting chief executive officer Benjamin Wolin to serve as president and CEO

•	Fourth quarter net sales of $1.0 billion, an increase of 12% year-over-year; non-GAAP pro forma organic net sales increased 4% year-over-year

•	Fourth quarter net loss of $37 million; non-GAAP adjusted net income of $20 million, a decline of 5% year-over-year on a pro forma basis

•	Fourth quarter non-GAAP adjusted EBITDA of $47 million, a decline of 10% year-over-year on a pro forma basis

•	Full year 2019 net sales of $4.0 billion, an increase of 5% year-over-year; non-GAAP pro forma organic net sales increased 3% year-over-year

•	Full year 2019 net loss of $1.0 billion, including a non-cash goodwill impairment charge of $938 million; non-GAAP pro forma adjusted net income of $82 million, a decline of 13% year-over-year

•	Full year 2019 non-GAAP pro forma adjusted EBITDA of $200 million, a decline of 9% year-over-year; full year 2019 results compare to company guidance of $190 million to $196 million

PORTLAND, Maine. March 3, 2020 — Covetrus (Nasdaq: CVET), a global leader in animal-health technology and services, today announced that Benjamin Wolin will become the company's president and chief executive officer, transitioning from the acting role he has held since October 2019. The announcement, which was made in conjunction with the company releasing its fourth quarter and full year 2019 financial results, highlights the important progress the company has made under Wolin's leadership, said Philip A. Laskawy, chairman of Covetrus' board of directors.

"Ben's leadership and experience have been critical over the last several months in focusing the company on executing on its strategy and strengthening the platform and balance sheet," Laskawy said. "The board is confident that he is the right leader to build on this initial momentum and deliver additional value to our employees, customers, manufacturers, partners, and shareholders in the global animal health market."

Addressing the board's announcement and the company's fourth quarter results, Wolin said he is confident that Covetrus will continue to build on the strength of the organization as it relentlessly focuses on innovating and executing in its core markets.

Exhibit 99.1

"Covetrus has made real progress over the past quarter by focusing on the core strategic drivers of our business, building a culture and organization to execute successfully against those and continuing to innovate," said Wolin. "Our platform is strong and full of opportunity, our team is terrific and working extremely hard but we are still early in our progress and much hard work remains ahead."

Fourth Quarter and Full Year 2019 Summary Results

	Three Months Ended		Years Ended
(In millions, except per share data)	December 31, 2019	December 29, 2018	December 31, 2019	December 29, 2018
Net sales	$1,008	$903	$3,976	$3,778
(Loss) income before taxes	$(37)	$36	$(1,029)	$143
Net (loss) income attributable to Covetrus	$(37)	$33	$(1,019)	$101
Diluted (loss) earnings per share (EPS)	$(0.33)	$0.46	$(9.50)	$1.40

Non-GAAP Measures: (a)
Pro forma net sales	$1,008	$957	$4,000	$3,981
Pro forma organic net sales growth	4%	N/A	3%	N/A
Pro forma adjusted EBITDA	$47	$52	$200	$219
Pro forma adjusted net income	$20	$21	$82	$94

(a) Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for non-GAAP financial items to the most directly comparable GAAP financial items are provided under Reconciliation of Non-GAAP Financial Measures at the end of this release.

On February 7, 2019, Covetrus became an independent company through the consummation of the spin-off by Henry Schein of its animal health business (Animal Health) and the completion of its acquisition of Vets First Choice. On February 8, 2019, Covetrus began trading on the Nasdaq Stock Market. Accordingly, results provided in accordance with generally accepted accounting principles in the United States of America (GAAP) reflect the operations of Animal Health from January 1, 2019 to December 31, 2019 and Vets First Choice for the period from February 8, 2019 to December 31, 2019.

To aid investors and analysts with year-over-year comparability for the combined businesses of Animal Health and Vets First Choice, Covetrus is including certain non-GAAP pro forma financial information that combines the stand-alone Animal Health and Vets First Choice financial information as if the acquisition had taken place on December 31, 2017. Non-GAAP adjusted results exclude costs directly associated with the spin-off and merger, the ongoing integration process, goodwill impairment charges and other special items. The tables in Reconciliation of Non-GAAP Financial Measures at the end of this release provide reconciliations from GAAP to non-GAAP pro forma and non-GAAP adjusted results.

Fourth Quarter 2019 Results

Net sales for the fourth quarter of 2019 were $1.0 billion, an increase of 12% compared to the fourth quarter of 2018. Normalizing to include Vets First Choice sales in the prior year, non-GAAP pro forma net sales increased 5% year-over-year. Foreign exchange was a 1% headwind to non-GAAP pro forma net sales growth during the fourth quarter.

Non-GAAP pro forma organic net sales increased 4% year-over-year. Non-GAAP pro forma organic net sales growth reflects a full quarter of Vets First Choice sales in both periods, excludes the impact of foreign exchange fluctuations and M&A and normalizes for net sales adjustments for manufacturer switches from direct to agency sales in the United States, which can impact year-over-year comparisons.

Exhibit 99.1

Net loss in the fourth quarter of 2019 was $37 million, or $0.33 per diluted share, which compared to net income of $33 million, or $0.46 per diluted share, in the fourth quarter of 2018. Loss before taxes for the fourth quarter of 2019 was $37 million versus income before taxes of $36 million in the prior period. The primary drivers of the decline in net income were the costs tied to the spin-off and merger including incremental amortization of intangibles, share-based compensation, interest expense associated with the company's debt financing completed last year, an increase in selling, general and administrative expenses, and the negative impact from changes in foreign exchange.

Non-GAAP adjusted EBITDA was $47 million for the fourth quarter of 2019 versus $52 million in the prior year on a non-GAAP pro forma basis. The 10% year-over-year decrease in the fourth quarter was driven by an increase in corporate selling, general and administrative expenses, lower North America supply chain profitability, a $3 million headwind in Europe tied to certain general and administrative benefits in the prior year that did not recur during 2019 and a $1 million overall negative impact from changes in foreign exchange. These headwinds offset the year-over-year improvement in Vets First Choice profitability, the modest contribution from 2019 acquisitions and underlying organic growth in APAC & Emerging Markets during the fourth quarter of 2019.

Non-GAAP adjusted net income was $20 million for the fourth quarter of 2019, compared to $21 million in the prior year period on a pro forma basis, impacted by the same items.

Full Year 2019 Results

Net sales for the full year 2019 were $4.0 billion, an increase of 5% compared to the full year 2018. Normalizing to include Vets First Choice sales in both full periods, non-GAAP pro forma net sales increased 1% year-over-year. Foreign exchange was a 3% headwind to non-GAAP pro forma net sales growth in 2019. Non-GAAP pro forma organic net sales increased 3% year-over-year in 2019.

Net loss for the full year 2019 was slightly more than $1.0 billion, or $9.50 per diluted share, which compared to net income of $101 million, or $1.40 per diluted share, for the full year 2018. Loss before taxes for the full year 2019 was $1.0 billion versus income before taxes of $143 million in the prior period. The primary drivers of the decline in net income were a goodwill impairment totaling $938 million, costs tied to the spin-off and merger including incremental amortization of intangibles, share-based compensation, interest expense associated with our debt financing completed in February 2019, higher corporate selling, general and administrative expenses, and the negative impact from changes in foreign exchange.

Non-GAAP pro forma adjusted EBITDA was $200 million for the full year 2019 versus $219 million for the full year 2018. The 9% year-over-year decrease was primarily driven by lower North America supply chain profitability, higher corporate selling, general and administrative expenses, and a $5 million overall negative impact from changes in foreign exchange. These headwinds offset improving profitability at Vets First Choice, the modest contribution from 2019 acquisitions and underlying organic growth in APAC & Emerging Markets.

Non-GAAP pro forma adjusted net income was $82 million for the full year 2019, compared to $94 million in the prior year, impacted by the same items.

Segment Discussion

Exhibit 99.1

The company’s operations are organized and reported by geography, comprised of North America, Europe and APAC & Emerging Markets.

North America

North America net sales for the three months ended December 31, 2019 of $519 million increased 13% compared to net sales from the same period of the prior year due primarily to the acquisition of Vets First Choice in February 2019. Vets First Choice net sales were $74 million during the quarter and increased 37% year-over-year. Normalizing for Vets First Choice in the prior period and net sales adjustments for manufacturer switches from direct to agency sales, non-GAAP pro forma organic net sales increased 2% year-over-year during the fourth quarter of 2019. Segment adjusted EBITDA of $36 million increased 3% year-over-year as the positive contribution from Vets First Choice, which was not in the prior year, more than offset a moderate year-over-year decline in supply chain profitability during the fourth quarter.

North America net sales for the year ended December 31, 2019 of $2.1 billion increased 9% compared to net sales from the prior year due primarily to the acquisition of Vets First Choice in February 2019. For 2019, Vets First choice net sales increased 33% year-over-year to $270 million. Normalizing for a full year of Vets First Choice net sales in both 2018 and 2019 and net sales adjustments for manufacturer switches from direct to agency sales, non-GAAP pro forma organic net sales increased 2% year-over-year. Segment adjusted EBITDA of $154 million declined 2% year-over-year as the modestly positive contribution from Vets First Choice, which was not in the prior year, more than offset a moderate decline in supply chain profitability during 2019 as compared to 2018 results.

Europe

Europe net sales for the three months ended December 31, 2019 of $394 million increased by 13% compared to net sales from the same period of the prior year. Normalizing for foreign exchange fluctuations and mergers and acquisitions, non-GAAP pro forma organic net sales increased 7% compared to the same period of the prior year. Segment adjusted EBITDA of $18 million decreased 5% versus the prior year as underlying organic growth and the contribution from acquisitions were offset by a $3 million headwind tied to certain general and administrative benefits in the prior year that did not recur during 2019 and the negative impact from changes in foreign exchange year-over-year.

Europe net sales for the year ended December 31, 2019 of $1.5 billion increased by 3% compared to net sales from the prior year. Normalizing for foreign exchange fluctuations and mergers and acquisitions, non-GAAP pro forma organic net sales increased 4% compared to the prior year. Segment adjusted EBITDA of $68 million declined 9% versus the prior year as a $4 million negative impact from changes in foreign exchange year-over-year and a $3 million headwind tied to certain general and administrative benefits in the prior year that did not recur during 2019 more than offset contribution from acquisitions and organic growth.

APAC & Emerging Markets

APAC & Emerging Markets net sales for the three months ended December 31, 2019 of $98 million increased by 3% compared to net sales from the same period of the prior year. Normalizing for foreign exchange fluctuations, non-GAAP pro forma organic net sales increased 8% compared to the same period of the prior year. Segment adjusted EBITDA of $5 million increased 25% versus the prior year driven by strong operating leverage off of the positive net sales growth delivered during the quarter.

Exhibit 99.1

APAC & Emerging Markets net sales for the year ended December 31, 2019 of $368 million decreased by 5% compared to net sales from the prior year. Normalizing for foreign exchange fluctuations, non-GAAP pro forma organic net sales increased 2% compared to the prior year. Segment adjusted EBITDA of $19 million declined 5% versus the prior year as underlying organic growth was offset by the loss of a manufacturer relationship in late 2018 and the negative impact from changes in foreign exchange year-over-year.

Balance Sheet and Cash Flow

Covetrus generated $103 million of net cash from operating activities during the year ended December 31, 2019. Free cash flow, a non-GAAP financial measure that is defined as cash flow from operating activities less purchases of property and equipment, was $64 million during the year ended December 31, 2019 as compared to $136 million in the prior year period. The year-over-year decline in free cash flow reflects the increase in interest expense from our debt financing completed in February 2019, increased transaction and transition expenses and lower operating earnings relative to the prior year.

As of December 31, 2019, the company had $130 million in cash and cash equivalents, $1.2 billion in total debt and no outstanding borrowings on the company's $300 million revolving credit facility. Management believes the company's cash flows and access to liquidity provide flexibility to manage the business, deleverage the balance sheet over time and invest in further innovation and other corporate needs. Subsequent to quarter-end, Covetrus announced a definitive agreement to sell scil animal care for $125 million in cash, with net cash proceeds from the transaction, after taxes and deal-related fees, expected to reduce the company's net debt and to improve its leverage position as well as to be used for other general corporate purposes, including reinvestment back into the business.

2020 Financial Guidance

Covetrus’ fiscal year 2020 financial guidance range is as follows, which assumes a second quarter close for the scil animal care divestiture and the joint venture with Distrivet S.A. and no significant supply chain disruption or economic impact related to the Novel Coronavirus Disease 2019 (COVID-19):

•
Net sales of $4.025 billion to $4.125 billion. Embedded in this outlook is pro forma organic net sales growth, a non-GAAP financial metric, of 3% to 5%, current foreign exchange rates, and the impact from announced M&A and divestiture activity in 2019 and 2020; and

•
Adjusted EBITDA, a non-GAAP financial metric, of $190 million to $195 million. Based on the estimated timing of the transaction, the divestiture of scil animal care serves as more than a $5 million headwind to year-over-year growth in 2020 as compared to 2019 results. Normalizing for the scil animal care divestiture, adjusted EBITDA is expected to be relatively flat year-over-year.

The Company has not reconciled its non-GAAP pro forma organic net sales growth or its non-GAAP adjusted EBITDA guidance to GAAP net income because the reconciling items between such GAAP and non-GAAP financial measures, including share-based compensation expense, separation program costs, foreign exchange and other special items tied to the formation of Covetrus, cannot be reasonably predicted due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact, and the periods in which the non-GAAP adjustments may be recognized and therefore is not available without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this release, please see the section titled Reconciliation of Non-GAAP Financial Measures for the reconciliations of GAAP financial measures to non-GAAP financial measures.

Exhibit 99.1

Conference Call

The Company will host a conference call to discuss these results and 2020 financial guidance at 4:30 p.m. ET on March 3, 2020. Participating in the conference call will be:

•	Benjamin Wolin, president and chief executive officer

•	Stuart B. Gleichenhaus, interim chief financial officer

To access the live webcast of the conference call, individuals can visit the Investor Relations page of the Covetrus website: https://ir.covetrus.com/investors/events-and-presentations. An archived edition of the earnings conference call will also be posted on the Covetrus website later that day and will remain available to interested parties via the same link for one year.

The conference call can also be accessed by dialing 866-789-2492 for U.S./Canada participants, or 409-937-8901 for international participants, and referencing confirmation code 5387416. A replay of the conference call will be available for two weeks through March 17, 2020 by dialing 855-859-2056 or 404-537-3406. The replay confirmation code is 5387416.

Audio webcasts will be available live and archived on the company’s Investor Relations website at https://ir.covetrus.com/investors/events-and-presentations. A complete listing of upcoming events for the investment community is available on the company’s Investor Relations website.

About Covetrus
Covetrus is a global animal-health technology and services company dedicated to empowering veterinary practice partners to drive improved health and financial outcomes. We are bringing together products, services, and technology into a single platform that connects our customers to the solutions and insights they need to work best. Our passion for the well-being of animals and those who care for them drives us to advance the world of veterinary medicine. Covetrus is headquartered in Portland, Maine with more than 5,500 employees serving over 100,000 customers around the globe. For more information about Covetrus visit https://covetrus.com/.

Exhibit 99.1

Forward-Looking Statements
This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties, including statements about our future financial and operating results including 2020 guidance, our plans to reduce our net debt and improve our leverage position, our value proposition, our objectives, expenses, expectations, trends and potential growth in our business, expected practices on our platform, intentions, our liquidity, product development and improvements, and other matters. We may, in some cases use terms such as "predicts," "believes," "potential," "continue," "anticipates," "estimates," "expects," "plans," "intends," "may," "could," "might," "likely," "will," "should" or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous risks and uncertainties, including but not limited to, risks associated with our management transition; the ability to successfully integrate operations and employees; the ability to realize anticipated benefits and synergies of the transactions that created Covetrus; the potential impact of the consummation of the transactions on relationships, including with employees, customers and competitors; the ability to retain key personnel; the ability to achieve performance targets; changes in financial markets, interest rates and foreign currency exchange rates; changes in our market; the impact of litigation; the impact of Brexit; and those additional risks and factors discussed, including those discussed under the heading "Risk Factors" in our Annual Report on Form 10-K filed on March 3, 2020 and in our other SEC filings. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

Exhibit 99.1

COVETRUS, INC.

CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31,2019
COMBINED BALANCE SHEET AS OF DECEMBER 29, 2018
(In millions, except share amounts)

	December 31, 2019	December 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$130	$23
Accounts receivable, net of allowance of $8 and $7	426	431
Inventories, net	636	564
Other receivables	67	49
Prepaid expenses and other	30	19
Assets held for sale	51	—
Total current assets	1,340	1,086
Non-current assets:
Property and equipment, net	93	69
Operating lease right-of-use assets, net	84	—
Goodwill	1,154	750
Other intangibles, net	643	208
Investments and other	47	120
Total assets	$3,361	$2,233
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$520	$440
Current maturities of long-term debt and other borrowings	62	1
Accrued payroll and related liabilities	44	37
Accrued taxes	18	17
Other current liabilities	164	77
Liabilities related to assets held for sale	21	—
Total current liabilities	829	572
Non-current liabilities:
Long-term debt and other borrowings, net	1,125	24
Deferred income taxes	47	16
Other liabilities	94	35
Total liabilities	2,095	647
Commitments and contingencies
Redeemable non-controlling interests	10	92
Shareholders' equity:
Common stock, $0.01 par value per share, 675,000,000 shares authorized as of December 31, 2019; 111,620,507 shares issued and outstanding as of December 31, 2019	1	—
Net former parent investment	—	1,576
Accumulated other comprehensive loss	(86)	(82)
Additional paid-in capital	2,381	—
Accumulated deficit	(1,040)	—
Total shareholders’ equity	1,256	1,494
Total liabilities, redeemable non-controlling interests, and shareholders’ equity	$3,361	$2,233

Exhibit 99.1

COVETRUS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS FOR DECEMBER 31, 2019
COMBINED STATEMENT OF OPERATIONS FOR DECEMBER 29, 2018
(In millions, except per share amounts)

	(Unaudited) Three Months Ended		Years Ended
	December 31, 2019	December 29, 2018	December 31, 2019	December 29, 2018
Net sales	$1,008	$903	$3,976	$3,778
Cost of sales	820	744	3,227	3,094
Gross profit	188	159	749	684
Operating expenses:
Selling, general and administrative	214	126	808	547
Goodwill impairment	(1)	—	938	—
Operating (loss) income	(25)	33	(997)	137
Other income (expense):
Interest income	2	1	7	6
Interest expense	(13)	(1)	(56)	(3)
Other, net	(1)	3	17	3
(Loss) income before taxes and equity in earnings of affiliates	(37)	36	(1,029)	143
Income (expense) tax benefit	—	(4)	7	(37)
Equity in earnings of affiliates	—	—	—	1
Net (loss) income	(37)	32	(1,022)	107
Less: net loss (income) attributable to redeemable non-controlling interests	—	1	3	(6)
Net (loss) income attributable to Covetrus	$(37)	$33	$(1,019)	$101

(Loss) earnings per share attributable to Covetrus:
Basic	$(0.33)	$0.47	$(9.50)	$1.41
Diluted	$(0.33)	$0.46	$(9.50)	$1.40
Weighted-average common shares outstanding:
Basic	111	71	107	71
Diluted	111	72	107	72

Exhibit 99.1

COVETRUS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS FOR DECEMBER 31, 2019
COMBINED STATEMENT OF CASH FLOWS FOR DECEMBER 29, 2018
(In millions)

	Years Ended
	December 31, 2019	December 29, 2018
Cash flows from operating activities:
Net (loss) income	$(1,022)	$107
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	155	64
Amortization of right-of-use assets	21	—
Goodwill impairment	938	—
Share-based compensation expense	46	7
(Benefit) provision for deferred income taxes	(25)	(5)
Equity in earnings of affiliates	—	(1)
Amortization of debt issuance costs	5	—
Other	(10)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	13	(13)
Inventories, net	(58)	(42)
Other assets and liabilities	(53)	(34)
Accounts payable and accrued expenses	93	75
Net cash provided by operating activities	103	158
Cash flows from investing activities:
Purchases of property and equipment	(39)	(22)
Payments related to equity investments and business acquisitions, net of cash acquired	(26)	(8)
Proceeds from sale of property and equipment	—	1
Net cash used for investing activities	(65)	(29)
Cash flows from financing activities:
Proceeds from the issuance of debt	1,220	—
Principal payments of debt	(43)	(2)
Debt issuance costs	(24)	—
Dividend paid to former parent	(1,174)	—
Issuance of common shares in connection with share-based compensation plans	5	—
Net transfers from former parent	165	274
Distributions to non-controlling shareholders	—	(10)
Acquisition payment	(9)	—
Acquisitions of non-controlling interests in subsidiaries	(74)	(382)
Net cash provided by (used for) financing activities	66	(120)
Effect of exchange rate changes on cash and cash equivalents	3	(2)
Net change in cash and cash equivalents	107	7
Cash and cash equivalents, beginning of period	23	16
Cash and cash equivalents, end of period	$130	$23
Supplemental cash flow disclosures:
Interest	$47	$—
Income taxes	$18	$12

Exhibit 99.1

Segment Adjusted EBITDA

We provide adjusted EBITDA by segment as a supplemental measure to GAAP. Adjusted EBITDA by segment is not a pro forma metric and reflects the operations of Animal Health in both 2018 and 2019 and Vets First Choice only for the period from February 8, 2019 to December 31, 2019. Adjusted EBITDA by segment is among the primary metrics by which management evaluates the performance of the business. Adjusted EBITDA by segment has certain limitations in that it does not take into account the impact of certain expenses to our consolidated statements of operations, including the impact of share-based compensation, formation of Covetrus expenses, IT infrastructure, goodwill impairment charges, and other costs tied to integration efforts of the combined businesses, along with other items such legal, accounting and regulatory, re-branding and severance. The company does not allocate to its segments expenses managed at the corporate level, such as corporate wages and related benefits, corporate occupancy costs, professional services utilized at the corporate level, and non-recurring expenses. Other companies may not define or calculate adjusted EBITDA by segment in the same way.

The following tables summarize adjusted EBITDA by segment:

(In millions)	Three Months Ended December 31, 2019	% of Respective Net Sales	Three Months Ended December 29, 2018	% of Respective Net Sales	$ Change	% Change
North America	$36	7%	$35	8%	$1	3%
Europe	18	5%	19	5%	(1)	(5)%
APAC & Emerging Markets	5	5%	4	4%	1	25%
Corporate	(12)	NA	(2)	NA	(10)	NA
Total adjusted EBITDA	$47	5%	$56	6%	$(9)	(16)%

(In millions)	Year Ended December 31, 2019	% of Respective Net Sales	Year Ended December 29, 2018	% of Respective Net Sales	$ Change	% Change
North America	$154	7%	$157	8%	$(3)	(2)%
Europe	68	5%	75	5%	(7)	(9)%
APAC & Emerging Markets	19	5%	20	5%	(1)	(5)%
Corporate	(39)	NA	(32)	NA	(7)	NA
Total adjusted EBITDA	$202	5%	$220	6%	$(18)	(8)%

Reconciliation of Non-GAAP Financial Measures

To aid investors and analysts with year-over-year comparability for the combined businesses of Animal Health and Vets First Choice, Covetrus is including certain non-GAAP pro forma financial information that combines the stand-alone Animal Health and Vets First Choice financial information as if the acquisition had taken place on December 31, 2017. These non-GAAP pro forma results include a full period of Animal Health and Vets First Choice results and assess the impact of interest, depreciation and amortization, restructuring charges, and other costs as if the spin-off and merger had occurred at the beginning of the period. Covetrus is also including non-GAAP adjusted EBITDA that excludes costs directly associated with the spin-off and merger, the ongoing integration process, goodwill impairment charges, and other items. 2018 non-GAAP adjusted EBITDA includes allocations for direct costs and indirect costs which were attributed to the Animal Health business of Henry Schein, whereas 2019 is based on a direct cost associated with the company's stand-alone operations and not allocations, which are

Exhibit 99.1

excluded in the company's non-GAAP adjusted EBITDA presentation as Covetrus was incurring its own costs during this period tied to the building out of internal corporate infrastructure.

The following tables reconcile non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Covetrus management believes that these non-GAAP financial measures, including pro forma adjustments, provide useful additional information to investors regarding Covetrus’ results of operations as they provide another measure of Covetrus’ profitability and ability to service its debt and are considered important to financial analysts covering Covetrus’ industry.

These non-GAAP financial measures have limitations as an analytic tool and should not be considered in isolation or as a substitute for income from operations, net income or any other measure of financial performance reported in accordance with GAAP. Covetrus’ non-GAAP measures may be calculated differently than similarly named measures reported by other companies. In addition, using non-GAAP measures may have limited value as they exclude certain items that may have a material impact on reported financial results and cash flows. When analyzing Covetrus’ performance, it is important to evaluate each adjustment in the reconciliation tables and use adjusted measures in addition to, and not as an alternative to, GAAP measures.

Non-GAAP Pro Forma Net Sales, Non-GAAP Pro Forma Organic Net Sales Growth, and Segment Net Sales (Unaudited)

Covetrus delivers software, technology-enabled services and products across the globe through three reportable segments: North America, Europe, and APAC & Emerging Markets.

Pro forma organic net sales growth is a non-GAAP measure that Covetrus uses to evaluate period-over-period financial performance. We believe this non-GAAP financial metric provides useful information about the company's operating results, enhances the overall understanding of past financial performance and future prospects and is a useful measure for period-to-period comparisons of the business. Pro forma organic net sales growth reflects a full quarter of Vets First Choice sales in both periods, excludes the impact of foreign exchange fluctuations and M&A and normalizes for net sales adjustments for manufacturer switches from direct to agency sales in the United States, which can impact comparisons.

Exhibit 99.1

The following tables summarize non-GAAP pro forma net sales and non-GAAP pro forma organic net sales growth for Covetrus and each reportable segment:

Non-GAAP Pro Forma Net Sales (Unaudited)

	Three Months Ended December 31, 2019			Three Months Ended December 29, 2018
(In millions)	Covetrus	Historical Vets First Choice	Non-GAAP Pro Forma Combined	Historical Animal Health	Historical Vets First Choice	Non-GAAP Pro Forma Combined
Net sales:	$1,008	$—	$1,008	$903	$54	$957
North America	519	—	519	460	54	514
Europe	394	—	394	350	—	350
APAC & Emerging Markets	98	—	98	95	—	95
Eliminations	(3)	—	(3)	(2)	—	(2)

	Year Ended December 31, 2019			Year Ended December 31, 2018
(In millions)	Covetrus	Historical Vets First Choice (a)	Non-GAAP Pro Forma Combined	Historical Animal Health	Historical Vets First Choice	Non-GAAP Pro Forma Combined
Net sales:	$3,976	$24	$4,000	$3,778	$203	$3,981
North America	2,111	24	2,135	1,939	203	2,142
Europe	1,509	—	1,509	1,463	—	1,463
APAC & Emerging Markets	368	—	368	387	—	387
Eliminations	(12)	—	(12)	(11)	—	(11)

(a) Historical Vets First Choice - 2019 - from January 1, 2019 to February 7, 2019

Non-GAAP Pro Forma Organic Net Sales Growth (Unaudited)

	Three Months Ended
	December 31, 2019	December 29, 2018
(In millions)	Covetrus	Non-GAAP Pro Forma Combined	Non-GAAP Pro Forma Y/Y Growth	% Change from FX	Switch from Direct to Agency Sales Model	% Change from Mergers and Acquisitions	Non-GAAP Pro Forma Organic Net Sales Growth
Net sales:	$1,008	$957	5%	(1)%	(1)%	3%	4%
North America	519	514	1%	—%	(1)%	—%	2%
Europe	394	350	13%	(2)%	—%	8%	7%
APAC & Emerging Markets	98	95	3%	(5)%	—%	—%	8%
Eliminations	(3)	(2)

	Years Ended
	December 31, 2019	December 29, 2018
(In millions)	Non-GAAP Pro Forma Combined	Non-GAAP Pro Forma Combined	Non-GAAP Pro Forma Y/Y Growth	% Change from FX	Switch from Direct to Agency Sales Model	% Change from Mergers and Acquisitions	Non-GAAP Pro Forma Organic Net Sales Growth
Net sales:	$4,000	$3,981	1%	(3)%	(1)%	2%	3%
North America	2,135	2,142	—%	—%	(2)%	—%	2%
Europe	1,509	1,463	3%	(5)%	—%	5%	4%
APAC & Emerging Markets	368	387	(5)%	(7)%	—%	—%	2%
Eliminations	(12)	(11)

(a) Numbers in tables may not foot or cross-foot due to rounding

Exhibit 99.1

Non-GAAP EBITDA, Pro Forma EBITDA, Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted Net Income (Loss) and Pro Forma Adjusted Net Income (Unaudited)

EBITDA, pro forma EBITDA adjusted EBITDA, pro forma adjusted EBITDA, adjusted net income (loss) and pro forma adjusted net income (loss) are non-GAAP financial measures and should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Our non-GAAP adjusted EBITDA adjustments include share-based compensation, formation of Covetrus expenses, IT infrastructure, goodwill impairment charges, and other costs tied to integration efforts of the Animal Health and Vets First Choice businesses, along with other items such legal, accounting and regulatory, re-branding, separation program costs and executive severance. Our pro forma adjusted net income also excludes amortization of acquired intangible assets tied to the company's acquisitions and changes in fair value of legacy Vets First Choice warrants and utilizes a normalized statutory tax rate. A reconciliation of EBITDA, adjusted EBITDA and adjusted net income (loss) to net income (loss), the most directly comparable GAAP financial measure, is as follows:

Adjusted EBITDA and Adjusted Net Income Reconciliation for the Three Months Ended December 31, 2019 (Unaudited)
(In millions)	Three Months Ended December 31, 2019
Net loss attributable to Covetrus	$(37)
Plus: Depreciation and amortization	42
Plus: Interest, net	12
EBITDA	17
Plus: Share-based compensation	10
Plus: Transactions costs	1
Plus: Formation of Covetrus	7
Plus: Separation programs and executive severance	10
Plus: IT infrastructure	2
Plus: Goodwill impairment	(1)
Plus: Other (income) expense items, net	1
Adjusted EBITDA	47
Depreciation and amortization	(42)
Amortization of acquired intangibles	34
Interest expense, net	(12)
Adjusted income before taxes	27
Adjusted income tax expense	(7)
Adjusted net income attributable to Covetrus	$20

Exhibit 99.1

Pro Forma Adjusted EBITDA and Adjusted Net Income Reconciliation for the Three Months Ended December 29, 2018 (Unaudited)
	Three Months Ended December 29, 2018
(In millions)	Henry Schein Animal Health Business	Vets First Choice	Spin-Off and Other Pro Forma Adjustments	Purchase Price and Related Pro Forma Adjustments	Pro Forma Covetrus
Net income (loss) attributable to Covetrus	$33	$(26)	$(5)	$(20)	$(18)
Plus: Depreciation and amortization	16	4	—	22	42
Plus: Interest expense, net	1	—	14	—	15
Plus: Income tax (benefit) expense	4	(1)	(1)	(7)	(5)
EBITDA	54	(23)	8	(5)	34
Plus: Share-based compensation	1	4	—	5	10
Plus: Transaction costs	—	9	(9)	—	—
Plus: Separation programs and executive severance	1	—	—	—	1
Plus: Other (income) expense items, net	—	7	—	—	7
Adjusted EBITDA	56	(3)	(1)	—	52
Depreciation and amortization					(42)
Amortization of acquired intangibles					34
Interest expense, net					(15)
Adjusted income before taxes					29
Adjusted income tax expense					(8)
Pro forma adjusted net income attributable to Covetrus					$21

(a) Numbers in table may not foot or cross-foot due to rounding

Pro Forma Adjusted EBITDA and Adjusted Net Income Reconciliation for the Year Ended December 31, 2019 (Unaudited)
	Year Ended December 31, 2019
(In millions)	Covetrus	Vets First Choice (Jan. 1 to Feb. 7)	Spin-off and Other Pro Forma Adjustments	Purchase Price and Related Pro Forma Adjustments	Pro Forma Covetrus
Net loss attributable to Covetrus	$(1,019)	$(9)	$(2)	$1	$(1,029)
Plus: Depreciation and amortization	155	2	—	9	166
Plus: Interest, net	53	1	3	—	57
Plus: Income tax benefit	(7)	—	(1)	—	(8)
EBITDA	(818)	(6)	—	10	(814)
Plus: Share-based compensation	46	—	—	(5)	41
Plus: Transactions costs	2	—	—	—	2
Plus: Formation of Covetrus	34	—	—	—	34
Plus: Separation programs and executive severance	11	—	—	—	11
Plus: Carve-out operating expense	5	—	—	—	5
Plus: IT infrastructure	6	—	—	—	6
Plus: Goodwill impairment	938	—	—	—	938
Less: Minority interest in goodwill impairment	(3)	—	—	—	(3)
Plus: Other (income) expense items, net	(19)	(2)	—	1	(20)
Adjusted EBITDA	202	(8)	—	6	200
Depreciation and amortization					(166)
Amortization of acquired intangibles					136
Interest expense, net					(57)
Adjusted income before taxes					113
Adjusted income tax expense					(31)
Pro forma adjusted net income attributable to Covetrus					$82

(a) Numbers in table may not foot or cross-foot due to rounding

Exhibit 99.1

Pro Forma Adjusted EBITDA and Adjusted Net Income Reconciliation for the Year Ended December 29, 2018 (Unaudited)
	Year Ended December 29, 2018
(In millions)	Henry Schein Animal Health Business	Vets First Choice	Spin-Off and Other Pro Forma Adjustments	Purchase Price and Related Pro Forma Adjustments	Pro Forma Covetrus
Net income (loss) attributable to Covetrus	$101	$(53)	$(24)	$(87)	$(63)
Plus: Depreciation and amortization	64	16	—	90	170
Plus: Interest expense, net	2	1	57	—	60
Plus: Income tax (benefit) expense	37	(5)	(11)	(30)	(9)
EBITDA	204	(41)	22	(27)	158
Plus: Share-based compensation	7	6	—	27	40
Plus: Transaction costs	—	16	(16)	—	—
Plus: Separation programs and executive severance	9	—	—	—	9
Plus: Other (income) expense items, net	—	12	—	—	12
Adjusted EBITDA	220	(7)	6	—	219
Depreciation and amortization					(170)
Amortization of acquired intangibles					138
Interest expense, net					(60)
Adjusted income before taxes					127
Adjusted income tax expense					(33)
Pro forma adjusted net income attributable to Covetrus					$94
(a) Numbers in table may not foot or cross-foot due to rounding

Non-GAAP Free Cash Flow (Unaudited)

Free cash flow is a non-GAAP financial measure and should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Free cash flow is the cash the company produces through its operations, less the cost of expenditures on fixed assets. The company believes that it is an important measurement since it shows how efficient a company is at generating cash.

Free Cash Flow for the Years Ended December 31, 2019 and December 29, 2018
	Years Ended
(In millions)	December 31, 2019	December 29, 2018
Net cash provided by operating activities	$103	$158
Less: purchases of property and equipment	(39)	(22)
Free cash flow	$64	$136

Contacts:

Nicholas Jansen | Investor Relations
207-550-8106 | nicholas.jansen@covetrus.com

Kiní Schoop | Public Relations
207-550-8018 | kini.schoop@covetrus.com